ASSIGNMENT AND ASSUMPTION OF SUBADVISORY AGREEMENT

This Assignment and Assumption of Subadvisory Agreement is made as of June

30,2013 by and between Delaware Management Company ("DMC") and Delaware Investments Fund Advisers ("DIFA"), each a series of Delaware Management Business Trust, a Delaware statutmy trust ("DMBT"),

WHEREAS, DMBT is a registered investment adviser pursuant to the Investment Advisers Act of 1940, as amended, which currently provides investment advisory services to investment companies registered under the Investment Company Act of 1940, as amended, tln·ough DMC;

WHEREAS, Lincoln Investment Advisors Corporation (the "Investment Manager") serves as the investment adviser to the LVIP Delaware Diversified Floating Rate Fund (the "Fund"), a series of Lincoln Variable Insurance Products Trust, pursuant to an Investment Advisory Agreement.

          WHEREAS, DMC has provided subadvismy  services to the Fund pmsuant to the Subadvisory Agreement dated May 10,2010 between DMC, and the Investment Manager (the "Agreement");

        WHEREAS, DMBT has restructured the investment subadvisory services it provides to certain third party U.S. re,gistered investment companies, or series thereof, including the Fund, by consolidating such services with and into DIFA, which is a newly organized series ofDMBT (the "Restructuring"); and.·

       WHEREAS, the restructuring does not result in a change of control or management, and thus does not constitute an "assigmnent" of the Agreement under the Investment Company Act of 1940, as amended.

NOW, THEREFORE, the parties hereto agree as follows:

          I.          The Agreement previously in effect between DMC and the Investment Manager is hereby assumed in its entirety by DIFA, except that all references to DMC shall be replaced with references to DIFA.

          2.           DIFA agrees to perform and be bound by all of the terms of the

Agreement and the obligations and duties ofDMC thereunder.

3.           The Agreement shall continue in full force and effect as set forth therein for the remainder of its term.'

          IN WITNESS WHEREOF, the undersigned have executed this Assignment and

Assumption of Subadvisory Agreement as of the date set forth above.

DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust

DELAWARE INVESTMENTS FUND ADVISERS, a series of Delaware Management Business  Trust

ACKNOWLEDGED:

Lincoln Variable Insurance Products Trust, on behalf of the following series: LVIP Delaware Diversified Floating Rate Fund

ASSIGNMENT AND ASSUMPTION OF SUBADVISORY AGREEMENT

This Assigrunent and Assumption of Subadvisory Agreement is made as of June

20,2013 by and between Delaware Management Company ("DMC") and Delaware Investments Fund Advisers ("DIFA"), each a series of Delaware Management Business Trust, a Delaware statutory trust ("DMBT").

WHEREAS, DMBT is a registered investment adviser pursuant to the Investment Advisers Act of 1940, as amended, which currently provides investment advisory services to investment companies registered under the Investment Company Act of 1940, as amended, through DMC;

WHEREAS, Lincoln Investment Advisors Corporation (the "Investment Manager") serves as the investment adviser to the LVIP Delaware Bond Fund, LVIP Delaware Growth and Income Fund, LVIP Money Market Fund, LVIP Delaware Social Awareness Fund and LVIP Delaware Special Opportunities Fund (each a "Fund" and together the "Funds"), a series of Lincoln Variable Insurance Products Trust, pursuant to an Investment Advisory Agreement dated as of April4, 2007.

WHEREAS, DMC has provided subadvisory services to the Fund pursuant to the Subadvisory Agreement dated January 4, 20IO between DMC, and the Investment Manager (the "Agreement");

WHEREAS, DMBT has restructured the investment subadvisory services it provides to certain third party U.S. registered investment companies, or series thereof, including the Fund, by consolidating such services with and into DIFA, which is a newly organized series of DMBT (the "Restructuring"); and,

WHEREAS, the restructuring does not result in a change of control or management, and thus docs not constitute an "assigrunent" of the Agreement under the Investment Company Act of 1940, as amended.

NOW, THEREFORE, the parties hereto agree as follows:

l.          The Agreement previously in effect between DMC and the Investment Manager is hereby assumed in its entirety by DIFA, except that all references to DMC shall be replaced with references to DIFA.

2.           DIFA agrees to perform and be bound by all of the terms of the

Agreement and the obligations and dttties ofDMC thereunder.

3.           The Agreement shall continue in full force and effect as set f01ih therein for the remainder of its term.

IN WITNESS ·wHEREOF, the undersigned have executed this Assignment and

Assumption of Subadvisory Agreement as of the date set forth above.

DELAWARE  MANAGEMENT COMPANY, a series of Delaware Management Business Trust

DELAWARE INVESTMENTS FUND ADVISERS, a series of Delaware Management Business Trust

ACKNOWLEDGED:

Lincoln Variable Insurance Products Ttust, on behalf of the following series: LVIP Delaware Bond Fund
LVIP Delaware Growth and Income Fund

LVIP Money Market Fund

LVIP Delaware Social Awareness Fund

LVIP Delaware Special Opportunities Fund

ASSIGNMENT AND ASSUMPTION OF SUBADVISORY AGREEMENT

This Assignment and Assumption of Subadvisory Agreement is made as of June

30, 2013 by and between Delaware Management Company ("DMC") and Delaware Investments Fund Advisers ("DIFA"), each a series of Delaware Management Business Trust, a Delaware statutory trust ("DMBT").

          WHEREAS, DMBT is a registered investment adviser pursuant to the Investment Advisers Act of 1940, as amended, which currently provides investment advisory services to investment companies registered under the Investment Company Act of 1940, as amended, through DMC;

WHEREAS, Lincoln Investment Advisors Corporation (the "Investment Manager") serves as the investment adviser to the LVIP Delaware Foundation Aggressive Allocation Fund, LVIP Delaware Fonndation Moderate Allocation Fund, and LVIP Delaware Foundation Conservative Allocation Fund (each a "Fund" and together the "Funds"),  a series of Lincoln Variable Insurance Products Trust, pursuant to an Investment Advisory Agreement dated as of April 30, 2009.

WHEREAS, DMC has provided subadvisory services to the Fund pursuant to the Subadvisory Agreement dated Janum'y 4, 2010 between DMC, and the Investment Manager (the "Agreement");

WHEREAS, DMBT has restructured the investment subadvisory services it provides to certain third party U.S. registered investment companies, or series thereof, including the Fund, by consolidating such services with and into DIFA, which is a newly organized series ofDMBT (the "Restructuring"); and

WHEREAS, the restructuring does not result in a change of control or management, and thus does not constitute an "assignment" of the Agreement under the Investment Company Act of 1940, as amended.

NOW, THEREFORE, the pmiies hereto agree as follows:

1.          The Agreement previously in effect between DMC and the Investment Manager is hereby assumed in its entirety by DIFA, except that all references to DMC shall be replaced with references to DIPA.

2.           DIFA agrees to perform and be bound by all of the terms of the

Agreement and the obligations  and duties ofDMC thereunder.

3.           The Agreement shall continue in full force and effect as set forth therein for the remainder of its term.

          IN WITNESS WHEREOF, the undersigned have executed this Assignment and
Assumption of Subadvisory Agreement as of the date set fotih above.

DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust

DELAWARE INVESTMENTS FUND ADVISERS, a series of Delaware Management Business Trust

ACKNOWLEDGED:

Lincoln Variable Insurance Products Trust, on behalf of the following series: LVIP Delaware Foundation Aggressive Allocation Fund
LVIP Delaware Foundation Moderate Allocation Fund
LVIP Delaware Foundation Conservative Allocation Fund